EXHIBIT 99.2
Firstbank Corporation 401(k) Plan
Performance Table*

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011

Vanguard Total Bond Market Index Fund	$1,069.20	$1,124.25	$1,192.17	$1,270.11	$1,367.74
	6.92%	5.15%	6.04%	6.54%	7.69%

Dodge & Cox International Fund	$1,117.10	$595.57	$878.24	$998.45	$839.00
	11.71%	(46.69)%	47.46%	13.69%	(15.97)%

Dodge & Cox Stock Fund	$1,001.40	$567.70	$745.22	$845.74	$811.21
	0.14%	(43.31)%	31.27%	13.49%	(4.08)%

Vanguard 500 Index Fund	$1,053.90	$664.30	$841.09	$967.68	$987.80
	5.39%	(36.97)%	26.61%	15.05%	2.08%

T. Rowe Price Personal Income Fund	$1,072.60	$853.98	$1,071.49	$1,196.63	$1,207.29
	7.26%	(20.38)%	25.47%	11.68%	0.89%

T. Rowe Price Retirement 2010	$1,066.50	$781.59	$1,000.02	$1,127.02	$1,133.14
	6.65%	(26.71)%	27.95%	12.70%	0.54%

T. Rowe Price Retirement 2015	$1,067.50	$744.94	$978.49	$1,113.41	$1,109.89
	6.75%	(30.22)%	31.35%	13.79%	(0.32)%

T. Rowe Price Retirement 2020	$1,067.30	$709.96	$952.72	$1,093.12	$1,080.03
	6.73%	(33.48)%	34.19%	14.74%	(1.20)%

T. Rowe Price Retirement 2030	$1,068.30	$664.60	$914.31	$1,060.71	$1,032.03
	6.83%	(37.79)%	37.57%	16.01%	(2.70)%

T. Rowe Price Retirement 2040	$1,067.70	$652.89	$908.00	$1,057.90	$1,021.01
	6.77%	(38.85)%	39.07%	16.51%	(3.49)%

T. Rowe Price Retirement Income	$1,061.00	$865.97	$1,057.10	$1,163.85	$1,180.47
	6.10%	(18.38)%	22.07%	10.10%	1.43%

Vanguard Mid Cap Index Fund	$1,060.20	$617.28	$866.84	$1,088.94	$1,067.26
	6.02%	(41.78)%	40.43%	25.62%	(1.99)%

Columbia Acorn Fund Class Z	$1,077.00	$661.85	$924.25	$1,164.60	$1,110.90
	7.70%	(38.55)%	39.65%	26.00%	(4.61)%

Vanguard Small Cap Index Fund	$1,012.50	$648.01	$883.48	$1,129.50	$1,099.26
	1.25%	(36.00)%	36.34%	27.85%	(2.68)%

Northern Diversified Asset Fund	$1,050.30	$1,072.15	$1,074.50	$1,074.76	NA
	5.03%	2.08%	0.22%	0.02%	NA

Columbia Small Cap Value Fund			$1,247.37	$1,572.44	$1,478.14
(since inception)			24.74%	26.06%	(6.00)%

EXHIBIT 99.2
Firstbank Corporation 401(k) Plan
Performance Table*
(continued)

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011

Vanguard Total International Stock Index Fund			$1,367.27	$1,519.32	$1,298.04
(since inception)			36.73%	11.12%	(14.56)%

T Rowe Price Retirement 2045			$1,391.04	$1,619.75	$1,563.50
(since inception)			39.10%	16.44%	(3.47)%

T Rowe Price Retirement 2050			$1,389.22	$1,617.19	$1,562.83
(since inception)			38.92%	16.41%	(3.36)%

Vanguard Short Term Treasury			$1,014.42	$1,041.15	$1,064.65
(since inception)			1.44%	2.64%	2.26%

Fidelity Advisor New Insights Fund				$1,163.43	$1,154.94
(since inception)				16.34%	(0.73)%

T. Rowe Price Mid Cap Growth Fund				$1,280.65	$1,265.17
(since inception)				28.06%	(1.21)%

Goldman Sachs Mid Cap Value Fund				$1,248.50	$1,170.34
(since inception)				24.85%	(6.26)%

Vanguard Short Term Investment Grade Fund				$1,052.09	$1,072.35
(since inception)				5.21%	1.93%

Vanguard Intermediate Term Treasury Fund				$1,073.54	$1,178.70
(since inception)				7.35%	9.80%

Firstbank Stock Fund	$681.70	$431.57	$479.60	$338.36	$298.30
	(31.83)%	(36.69)%	11.13%	(29.45)%	(11.84)%

*All assume an initial investment on 1/01/2006, or inception date of the fund, of $1,000.00.